Exhibit 23.1

Consent of Independent Auditor

With respect to the following Registration Statements of Dawson Geophysical Company:

(1)	Registration Statement (Form S-8 No. 333-199922) pertaining to the Post-Effective Amendment to the Registration Statement on Form S-4 related to the Amended and Restated Dawson Geophysical Company 2006 Stock and Performance Incentive Plan (the “Legacy Dawson Plan”),

(2)	Registration Statement (Form S-8 No. 333-142221) pertaining to the TGC Industries, Inc. 2006 Stock Awards Plan (the “Legacy TGC Plan”),

(3)	Registration Statement (Form S-8 No. 333-201923) pertaining to the Legacy TGC Plan,

(4)	Registration Statement (Form S-8 No.333-204643) pertaining to the Legacy Dawson Plan,

(5)	Registration Statement (Form S-8 No. 333-212577) pertaining to the Dawson Geophysical Company 2016 Stock and Performance Incentive Plan, and

(6)	Registration Statement (Form S-8 No. 333-257475) pertaining to the Amended and Restated Dawson Geophysical Company 2016 Stock and Performance Incentive Plan.

We consent to the incorporation by reference of our report dated June 7, 2023, relating the financial statements of Breckenridge Geophysical LLC, appearing in this Amendment No. 1 to Current Report on Form 8-K of Dawson Geophysical Company dated March 24, 2023.

/s/ RSM US LLP

Houston, Texas

June 7, 2023